UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2016

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 9th, 2016, the Company renewed its Employment Agreement with Walter S. Woltosz to serve as Chief Executive Officer of the Company (the “Woltosz Employment Agreement”). The terms of the agreement were substantially the same as the 2015-2016 agreement. The new agreement has a one-year term that begins on September 1, 2016. Under the terms of the Woltosz Employment Agreement, Mr. Woltosz is required to devote a minimum of 60% of his productive time to the position of Chief Executive Officer of the Company. He will receive annual compensation of $180,000, be eligible to receive up to 12,000 Company stock options under the Company’s Stock Option Plan, as determined by the Company’s Board of Directors, and shall be paid an annual performance bonus of up to 5% of the Company’s net income before taxes not to exceed $36,000. A copy of the Woltosz Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the stockholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

10.1 Employment Agreement with Walter S. Woltosz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: August 11, 2016	By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

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